                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check  the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Under Rule 14a-12


                                 DATASCOPE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total fee paid:

         -----------------------------------------------------------------------

[  ]     Fee previously paid with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         -----------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3) Filing Party:

         -----------------------------------------------------------------------

         4) Date Filed:

         -----------------------------------------------------------------------

                                   Datascope
                                  -----------    04
                                      2004
                                     Proxy
                                   Statement







                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 7, 2004

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645

                                ----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 7, 2004


                                ----------------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 a.m., local time, on December 7, 2004, at the JPMorganChase -- Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, for the following purposes:

     1. To elect two directors of the Corporation to hold office until the 2007 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to amend the Datascope Corp. Amended and Restated 1995 Stock Option Plan to extend the term of the plan; and

     3. To transact such other business as may properly come before the meeting.

   Only holders of record of the Corporation's common stock at the close of business on October 25, 2004 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Such shareholders may vote in person or by proxy.

   SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 By Order of the Board of Directors,


                                 MURRAY PITKOWSKY
                                 Secretary

Dated: October 28, 2004

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645

                                ----------------

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 a.m., local time, on December 7, 2004, at the JPMorganChase --
Conference Center, 270 Park Avenue, 11th Floor, New York, New York 10017-2070, and at any adjournment or postponement thereof. The purposes of the Annual Meeting of Shareholders are:

     1. To elect two directors of the Corporation to hold office until the 2007 Annual Meeting of Shareholders and until the election and qualification of their respective successors;

     2. To consider and vote upon a proposal to amend the Datascope Corp. Amended and Restated 1995 Stock Option Plan to extend the term of the plan; and

     3. To transact such other business as may properly come before the meeting.

   If proxy cards in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) for the proposal to amend the Datascope Corp. Amended and Restated 1995 Stock Option Plan and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment or postponement thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. If a proxy is not returned, the shares represented by such proxy will not be voted. The approximate date of mailing of this Proxy Statement is November 8, 2004.


                                     VOTING


   Holders of record of the Corporation's common stock, par value $0.01 per share ("Common Stock"), on October 25, 2004 will be entitled to vote at the Annual Meeting of Shareholders or any adjournment or postponement thereof. As of that date, there were 14,794,469 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented at the Annual Meeting of Shareholders in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business; however, unreturned proxies are not counted for purposes of determining the presence or absence of a quorum. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting of Shareholders, including the election of directors.

   The two nominees receiving the highest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected as directors. The favorable vote of a majority of the votes cast at the Annual Meeting of Shareholders is necessary to approve the amendment to the Datascope Corp. Amended and Restated 1995 Stock Option Plan. Abstentions, broker non-votes and shares represented by unreturned proxies are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting of Shareholders. The Board of Directors recommends a vote FOR each of the nominees for director named below and FOR the proposal to amend the Datascope Corp. Amended and Restated 1995 Stock Option Plan.

                         ITEM 1. ELECTION OF DIRECTORS


   Two directors are to be elected at the Annual Meeting of Shareholders. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.


                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

   The following information is supplied with respect to the nominees for election as directors of the Corporation in Class I, and for the directors in Classes II and III whose terms expire at the Annual Meeting of Shareholders occurring in 2005 and 2006, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

   George Heller, a director of the Corporation from 1970 to 1979 and since 1980, has notified the Board of Directors that he will retire as a director as of the Annual Meeting of Shareholders. Mr. Heller had also held the offices of Senior Vice President and Secretary of the Corporation. The Board of Directors recognizes Mr. Heller's many contributions and exemplary service to the Corporation and extends its appreciation to Mr. Heller for his nearly 40 years with the Corporation.


                             NOMINEES FOR DIRECTOR

                                    CLASS I
  (IF ELECTED, EACH DIRECTOR WILL HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OF
                                 SHAREHOLDERS.)


                                                                                                             HAS BEEN A DIRECTOR OF
NAME OF NOMINEE                                                  AGE    PRINCIPAL OCCUPATION OR EMPLOYMENT   THE CORPORATION DURING
  ---------------                                                ---    ----------------------------------   ----------------------
William L. Asmundson.........................................     67    Director (1)                         1969 to 2000
                                                                                                             2001 to present
James J. Loughlin............................................     61    Director (2)                         2004 to present

---------------
(1) Mr. Asmundson served as Vice Chairman of Rockefeller & Co., Inc. from January 2001 until his retirement in September 2001. He served as Chief Investment Officer of Rockefeller & Co., Inc. from September 2000 to December 2000 and as President and Chief Executive Officer of Rockefeller & Co., Inc. from November 1998 to December 2000. Mr. Asmundson is also a member of the Board of Directors of IDX Systems Corp.
(2) Mr. Loughlin was appointed as a director by the Board of Directors on September 14, 2004. He was initially recommended to the Nominating Committee for consideration as a director by Mr. Klatell, the Chairman of the Nominating Committee. Mr. Loughlin served 40 years with KPMG LLP until his retirement in September 2003. From 1995 to 2003, Mr. Loughlin served as a Global Lead Partner in KPMG, Short Hills, New Jersey. Mr. Loughlin also served as a member of the Board of Directors of KPMG from 1995 to 2000 and served as a member of the Pension and Investment Committee of the KPMG Board from 1993 to 2003. He chaired that committee from 1995 to 2001. Mr. Loughlin is also a member of the Board of Directors of Alfacell Corporation.

     DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

                                    CLASS II
           (TERM EXPIRES AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS.)


                                                                                                             HAS BEEN A DIRECTOR OF
NAME OF DIRECTOR                                             AGE   PRINCIPAL OCCUPATION OR EMPLOYMENT        THE CORPORATION DURING
----------------                                             ---   ----------------------------------        ----------------------
Alan B. Abramson.........................................    58    Attorney (3)                              1996 to present
David Altschiller........................................    63    Chief Executive Officer of Altschiller    1982 to present
                                                                   Assoc., LLC (4)

---------------
(3) Mr. Abramson has served as President of Abramson Brothers, Inc. since 1972.
(4) Mr. Altschiller has served as a consultant to the Corporation since 1998. Mr. Altschiller has been the Chief Executive Officer of Altschiller Assoc., LLC since January 2001.


                                   CLASS III
           (TERM EXPIRES AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS.)


                                                                                                             HAS BEEN A DIRECTOR OF
NAME OF DIRECTOR                                             AGE   PRINCIPAL OCCUPATION OR EMPLOYMENT        THE CORPORATION DURING
----------------                                             ---   ----------------------------------        ----------------------
Lawrence Saper...........................................    76    Chairman of the Board and Chief           1964 to present
                                                                   Executive
                                                                   Officer of the Corporation
Arno Nash................................................    77    International Business Consultant (5)     1965 to 1967
                                                                                                             1996 to present
Robert Klatell...........................................    58    Consultant (6)                            2003 to present

---------------
(5) Mr. Nash served as Chairman of Iterman Industrial Products Ltd. from 1965 until his retirement in December 1999. Since 2001, Mr. Nash has served as Chairman of the Advisory Board of AMA United Kingdom. Mr. Nash is also a member of the Board of Directors of Nitzanim Venture Capital Fund Ltd.
(6) Mr. Klatell served as Executive Vice President of Arrow Electronics, Inc. from July 1995 until December 2003 and served on the Board of Directors of Arrow Electronics, Inc. from May 1989 to December 2003. Mr. Klatell is also a director of Mediagrif Interactive Technologies Inc. and TTM Technologies, Inc.


          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

   During the fiscal year ended June 30, 2004, the Board of Directors held five meetings and acted by unanimous written consent on two occasions. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served. Directors are encouraged to attend the Annual Meeting of Shareholders, and the entire Board of Directors attended the Annual Meeting of Shareholders in 2003.

   The Board of Directors has an audit committee (the "Audit Committee") consisting of Messrs. Heller, Klatell and Loughlin. Each of the members of the Audit Committee is "independent" as defined under the National Association of Securities Dealers, Inc.'s listing standards. The primary functions of the Audit Committee are to monitor the quality and integrity of the audits of the Corporation's financial statements, to monitor the financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance, to monitor the independence, qualification and performance of the Corporation's independent registered public accountants and to provide an avenue of communication between the independent registered public accountants, management and the Board of Directors. The Audit Committee held nine meetings during fiscal year 2004. The Board of Directors has determined that Mr. Loughlin is a financial expert and independent as defined under applicable Securities and Exchange Commission rules.

   The Board of Directors has a compensation committee (the "Compensation Committee") consisting of Messrs. Abramson and Nash. The primary responsibilities of the Compensation Committee are to discharge the Board of Directors' responsibilities relating to compensation of executive officers, to produce an annual report on executive compensation for inclusion in the Corporation's proxy statement and to oversee, review and advise the

Board of Directors on the adoption of policies that govern the Corporation's compensation, equity and employee benefit plans and programs. The Compensation Committee held four meetings during fiscal year 2004.

   The Board of Directors has a nominations and corporate governance committee (the "Nominating Committee") consisting of Messrs. Abramson and Klatell. Each of the members of the Nominating Committee is "independent" as defined under applicable National Association of Securities Dealers, Inc.'s listing standards. The primary objectives of the Nominating Committee are (a) to develop and recommend to the Board of Directors a set of effective corporate governance policies and procedures applicable to the Board of Directors, (b) to identify individuals qualified to become members of the Board of Directors and its committees and to recommend to the Board of Directors the nominees to stand for election as directors and (c) to review and recommend compensation of the members of the Board of Directors and its committees. The Nominating Committee recommends candidates based on their business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. The Nominating Committee employs several methods to identify candidates, which include obtaining recommendations for candidates from members of the Board of Directors and management. The Nominating Committee held one meeting during fiscal year 2004. The Nominating Committee will consider stockholder recommendations for director sent to the Nominating Committee, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645,
Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder's ownership of the Corporation's common stock.

   The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are posted on the Corporation's website at www.datascope.com. The Business Conduct Policy Guide of the Corporation, which covers all employees of the Corporation, is also posted on the Corporation's website. A copy of the charter of the Audit Committee is appended as Annex A.

   Shareholders who wish to contact an individual director, the Board of Directors or a committee of the Board of Directors should send their correspondence to Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. The Corporation will initially receive and process communications before forwarding them to the addressee. The Corporation generally will not forward to the directors a shareholder communication that it determines to be primarily commercial in nature or relates to an improper or irrelevant topic or that requests general information about the Corporation.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal year 2004 were complied with on a timely basis other than as follows. Peter Hinchliffe filed a Form 3 that, because of an administrative oversight, did not list certain shares owned indirectly through the 401(k) plan. Donald Southard filed a Form 4 that, because of an administrative oversight, omitted certain options owned following the reported transaction. Murray Pitkowsky filed a Form 4 that, because of an administrative oversight, omitted certain options owned following the reported transaction. In each case amended filings were filed to correct the initial errors.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS


   The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 2004 (unless otherwise indicated):


NAME AND ADDRESS OF                    AMOUNT AND NATURE           PERCENT OF
  BENEFICIAL OWNER (1)            OF BENEFICIAL OWNERSHIP (1)   COMMON STOCK (2)
----------------------            ---------------------------   ----------------
Lawrence Saper ...............           2,868,882 (3)                18.8%
 Datascope Corp.
  14 Philips Parkway
  Montvale, New Jersey 07645
Private Capital Management,
  Inc.........................           1,975,792 (4)                13.4%
 8889 Pelican Bay Blvd.
  Suite 500
  Naples, Florida 34108
Systematic Financial
  Management, L.P.............             905,266 (5)                 6.1%
 300 Frank W. Burr Blvd.
  Glenpointe East, 7th Floor
  Teaneck, New Jersey 07666
Neuberger Berman, LLC ........             754,368 (6)                 5.1%
 605 Third Ave.
  New York, New York 10158

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 2004, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock of the Corporation outstanding as of October 1, 2004. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2004 are deemed to be outstanding.
(3) Includes (i) 31,318 shares owned by trusts created by Mr. Saper for his children and (ii) 3,150 shares owned by Mr. Saper's wife. Also includes an option, owned by Mr. Saper, to purchase 500,000 shares of Common Stock, of which 250,000 shares are currently exercisable and 250,000 shares are exercisable if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System exceed certain levels, which levels have not been reached as of October 27, 2004, the business day preceding the filing of this Proxy Statement.
(4) Private Capital Management, Inc. ("PCM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. PCM has shared investment and voting power with respect to 1,975,792 shares of Common Stock and does not have sole investment power or sole voting power with respect to any shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by PCM on August 16, 2004.
(5) Systematic Financial Management, L.P. ("SFM") is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended. SFM has sole investment and voting power with respect to 824,828 shares of Common Stock and no voting power over 80,438 shares of Common Stock. The information set forth herein was obtained from the Schedule 13F filed by SFM on August 13, 2004.
(6) Neuberger Berman, LLC ("NB") is an Investment Adviser registered under
    Section 203 of the Investment Advisers Act of 1940, as amended. NB has sole investment power with respect to 162,768 shares of Common Stock, shared investment power with respect to 591,600 shares of Common Stock, sole voting power with respect to 156,228 shares of Common Stock and no voting power with respect to 598,140 shares of Common Stock. With regard to the shared voting power, Neuberger Berman Management Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. The information set forth herein was obtained from the
    Schedule 13F filed by NB on July 28, 2004.

                        SECURITY OWNERSHIP OF MANAGEMENT


   The following table shows the number of shares of Common Stock beneficially owned by the Corporation's directors, executive officers identified in the summary compensation table below (excluding Mr. Saper, whose holdings are shown in the preceding table) and all directors and executive officers as a group (including Mr. Saper) as of October 1, 2004:


                                         AMOUNT AND NATURE         PERCENT OF
NAME OF BENEFICIAL OWNER (1)          OF BENEFICIAL OWNERSHIP   COMMON STOCK (2)
----------------------------          -----------------------   ----------------
Alan B. Abramson .................              17,500 (3)              *
David Altschiller ................              21,800 (4)              *
William L. Asmundson .............              39,907 (5)              *
George Heller ....................              36,068 (6)              *
Peter Hinchliffe .................              16,441 (7)              *
Robert Klatell ...................               5,000 (8)              *
James J. Loughlin ................                  --                  *
Arno Nash ........................              26,000 (9)              *
Murray Pitkowsky .................              49,364 (10)             *
Henry Scaramelli .................              17,307 (11)             *
S. Arieh Zak .....................              43,088 (12)             *
All executive officers and
  directors as a group (consisting
  of 16 individuals)..............           3,249,351 (13)           20.9%

---------------
* Represents less than 1% of the shares of Common Stock of the Corporation outstanding as of October 1, 2004.
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 2004. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 2004 are deemed to be beneficially owned by, and outstanding with respect to, such person. An option is considered to be exercisable within 60 days of October 1, 2004 if the option has vested or will vest within such period, even though by October 1, 2004 the threshold price, which, depending on the option, may be a condition for exercisability, may not have been reached.
(3) Consists of 17,500 shares which are issuable pursuant to currently exercisable options.
(4) Includes 20,000 shares which are issuable pursuant to currently exercisable options.
(5) Includes 17,500 shares which are issuable pursuant to currently exercisable options and 5,000 shares owned by his wife.
(6) Includes 5,000 shares which are issuable pursuant to currently exercisable options.
(7) Includes of 16,250 shares which are issuable pursuant to currently exercisable options.
(8) Consists of 5,000 shares which are issuable pursuant to currently exercisable options.
(9) Includes 17,500 shares which are issuable pursuant to currently exercisable options.
(10) Includes 28,125 shares which are issuable pursuant to currently exercisable options.
(11) Includes 15,100 shares which are issuable pursuant to currently exercisable options.
(12) Includes 39,625 shares which are issuable pursuant to currently exercisable options.
(13) Includes 777,750 shares which are issuable pursuant to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION


   The following table sets forth the names, ages and all positions and offices held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

NAME                     AGE      POSITIONS AND OFFICES PRESENTLY HELD
----                     ---      ------------------------------------
Lawrence Saper ....      76       Chairman of the Board of Directors and Chief Executive Officer
Murray Pitkowsky ..      73       Senior Vice President, Chief Financial Officer, Treasurer and Secretary (1)
Fred Adelman ......      51       Vice President, Chief Accounting Officer; Corporate Controller, Accounting (2)
Nicholas E. Barker       46       Vice President, Corporate Design (3)
James L. Cooper ...      53       Vice President, Human Resources (4)
Terence J. Gunning       46       Vice President; President, Cardiac Assist Division (5)
Peter Hinchliffe ..      41       Vice President; President, Interventional Products and InterVascular Group (6)
Henry Scaramelli ..      51       Vice President, Corporate Controller, Operations (7)
S. Arieh Zak ......      43       Vice President, Regulatory Affairs and Corporate Counsel (8)

---------------
(1) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 1992, and as Secretary since January 1993. He served as Treasurer from February 1994 to May 1994, from December 1996 to December 1997 and from February 2003 to the present. Mr. Pitkowsky also served as Chief Financial Officer from August 1994 to May 1995, from December 1996 to October 1998 and from February 2003 to the present. Mr. Pitkowsky also served as acting President of Cardiac Assist from September 1998 to June 1999, and acting President of InterVascular, Inc. from June 2000 to April 2001.
(2) Mr. Adelman has been employed by the Corporation as Chief Accounting Officer since July 2002, and as Corporate Controller since October 1999. From July 1983 to October 1999, Mr. Adelman was employed by the Corporation as Director of Corporate Accounting.
(3) Mr. Barker has been employed by the Corporation as Vice President of Design since December 1997.
(4) Mr. Cooper has been employed by the Corporation as Vice President of Human Resources since January 1998. Mr. Cooper served as Vice President of Human Resources of Schindler Elevator Corporation from January 1994 to January 1998.
(5) Mr. Gunning has been employed by the Corporation as Vice President; President, Cardiac Assist Division since March 31, 2004. From February 2001 to March 2004, Mr. Gunning served as Vice President and General Manager of the Anatomic Pathology Division of Quest Diagnostics Incorporated. From September 1997 to January 2001, Mr. Gunning served as Corporate Vice President of Marketing for Quest Diagnostics.
(6) Mr. Hinchliffe has been employed by the Corporation as Vice President; President, Interventional Products and InterVascular Group since June 2004. From December 2003 to May 2004, Mr. Hinchliffe served as Vice President; President, Interventional Products Division. From April 2003 to November 2003, Mr. Hinchliffe served as Group Vice President, R&D and Operations for Interventional Products and InterVascular, Inc. From September 2002 to March 2003, Mr. Hinchliffe served as Vice President, R&D for Interventional Products (formerly Collagen Products). From February 2002 to August 2002, Mr. Hinchliffe served as Vice President, R&D for InterVascular. Prior to joining the Corporation, Mr. Hinchliffe served as Vice President, R&D for Rex Medical, L.P., from March 1999 to February 2002.
(7) Mr. Scaramelli has been employed by the Corporation as Vice President; Corporate Controller, Operations from September 2003 to the present. From June 2004 to the present, Mr. Scaramelli has served as Acting Vice President of Finance for the Interventional Products and InterVascular Group. From July 2002 to August 2003, Mr. Scaramelli served as Group Vice President, Finance for the Cardiac Assist Division and InterVascular, Inc. From October 1996 to June 2002, Mr. Scaramelli served as Vice President, Finance for the Cardiac Assist Division.
(8) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 1992, and as Vice President of Regulatory Affairs since September 1995.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

   The following table sets forth for the fiscal years ended June 30, 2004, 2003 and 2002, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 2004 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):


                                                                         ANNUAL COMPENSATION
                                                                         -------------------             LONG-TERM
                                                                                                        COMPENSATION
                                                                                            OTHER          AWARDS
                                                                                           ANNUAL          ------        ALL OTHER
                                                                  SALARY      BONUS     COMPENSATION      OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR       ($)      ($) (1)         ($)            (#)           ($) (2)
---------------------------                              ----    ---------   -------    ------------    ------------   ------------
Lawrence Saper .......................................   2004    1,000,000   500,000       356,004 (3)         --         19,107
 Chairman of the Board of Directors                      2003    1,000,000        --       349,894 (3)         --         18,991
 and Chief Executive Officer                             2002    1,000,000        --       358,132 (3)    500,000         17,270
Peter Hinchliffe .....................................   2004      238,133    60,000        50,143 (6)     32,500          8,187
 Vice President; President,                              2003      196,458    35,000       126,047 (6)     30,000          2,764
 Interventional Products and                             2002       63,718(4) 12,500(5)         --         15,000            260
  InterVascular Group
S. Arieh Zak .........................................   2004      238,750    42,000            --          2,500          7,359
 Vice President, Regulatory Affairs                      2003      233,000    20,000            --          7,500          6,904
 and Corporate Counsel                                   2002      225,250        --            --          7,500          6,332
Henry Scaramelli .....................................   2004      207,373    50,000            --         10,000          7,373
 Vice President, Corporate Controller,                   2003      192,596    35,000            --          4,500          6,674
 Operations                                              2002      185,435        --            --          4,200          6,106
Murray Pitkowsky .....................................   2004      215,000    38,000            --          2,500         12,563
 Senior Vice President, Chief                            2003      215,000    35,000            --          7,500         12,391
 Financial Officer, Treasurer and                        2002      215,000        --            --          7,500         12,081
  Secretary

---------------
(1) Represents bonus earned in each respective fiscal year, which is paid in the first quarter of the subsequent fiscal year.
(2) Amounts in this column represent (a) the Corporation's matching contributions under the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and long term disability insurance and (c) with respect to a split-dollar life insurance program maintained by the Corporation for the benefit of Mr. Saper and Mr. Pitkowsky, the increase in such named executives' portion of the current year's cash value of the policy. The amounts comprising items (a), (b) and
    (c) described above for each Named Executive in fiscal year 2004 are as follows: Saper: (a) $6,420, (b) $1,108 and (c) $11,579; Hinchliffe: (a)
    $7,000 and (b) $1,187; Zak: (a) $6,075 and (b) $1,284; Scaramelli: (a)
    $6,236 and (b) $1,137; and Pitkowsky: (a) $6,000, (b) $1,018 and (c)
    $5,545. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2003 are as follows: Saper: (a) $6,304,
    (b) $1,108 and (c) $11,579; Hinchliffe: (a) $1,686 and (b) $1,078; Zak: (a)
    $5,620 and (b) $1,284; Scaramelli: (a) $5,598 and (b) $1,076; and
    Pitkowsky: (a) $5,500, (b) $1,018 and (c) $5,873. The amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 2002 are as follows: Saper: (a) $4,714, (b) $930 and (c) $11,626;
    Hinchliffe: (a) $0 and (b) $260; Zak: (a) $5,205 and (b) $1,127;
    Scaramelli: (a) $5,234 and (b) $872; and Pitkowsky: (a) $5,100, (b) $829
    and (c) $6,152. Cumulative net life insurance premiums paid under the split-dollar life insurance program are recoverable with respect to Mr. Saper, on death, if not recovered earlier.
(3) Includes payments for automobile and reimbursement for executive portion of split-dollar life insurance, respectively, in the following amounts:
    $80,406 and $185,290 in fiscal year 2004; $77,128 and $171,304 in fiscal year 2003; and $76,068 and $159,230 in fiscal year 2002.
(4) Mr. Hinchliffe began his employment with the Corporation on February 19, 2002.
(5) Represents sign-on bonus paid to Mr. Hinchliffe at commencement of employment.
(6) Includes payments for reimbursement of Mr. Hinchliffe's relocation expenses of $35,779 in fiscal 2004 and $108,946 in fiscal 2003.

OPTIONS OF NAMED EXECUTIVES TO PURCHASE SECURITIES

   On October 1, 1981, the Corporation adopted the 1981 Stock Option Plan, which was subsequently approved at the 1981 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Stock Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The 1981 Stock Option Plan is administered by the Compensation Committee. The 1981 Stock Option Plan terminated on September 30, 1996; consequently, the Corporation can no longer issue options under the 1981 Stock Option Plan. However, options issued thereunder remain outstanding.

   On September 19, 1995, the Corporation adopted the 1995 Stock Option Plan, which was subsequently approved at the 1995 Annual Meeting of Shareholders. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Stock Option Plan, as amended, reserved 4,150,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee. The 1995 Stock Option Plan terminates on September 17, 2005. The Board of Directors has recommended that the shareholders of the Corporation consider and vote upon a proposal to amend the 1995 Stock Option Plan to extend the termination date of the 1995 Stock Option Plan to December 7, 2010. See "Item 2. Approval of Amendment to the Datascope Corp. Amended and Restated Stock Option Plan" beginning on page 17 of this Proxy Statement for a description of the proposal.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information regarding stock option grants during fiscal year 2004 to the Named Executives. The amounts shown for each Named Executive as potential realizable values are based entirely on assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only and are not intended to predict future stock prices, which will depend upon overall stock market conditions and the Corporation's future performance and prospects. Consequently, there can be no assurance that the potential realizable value shown in this table will be achieved.


                                                    INDIVIDUAL GRANTS
                                               ---------------------------
                                                                                                                     POTENTIAL
                                                                                                                    REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                               NUMBER OF      % OF TOTAL                                          ANNUAL RATES OF
                                              SECURITIES       OPTIONS                                                 STOCK
                                              UNDERLYING       GRANTED        EXERCISE                          PRICE APPRECIATION
                                                OPTIONS      TO EMPLOYEES    PRICE PER                            FOR OPTION TERM
                                                GRANTED     IN FISCAL YEAR     SHARE          EXPIRATION        -------------------
NAME                                              (#)            (%)           ($/SH)            DATE            5%($)      10%($)
----                                          ----------    --------------   ---------      --------------      -------   ---------
Lawrence Saper ............................         --            --              --              --                 --          --
Peter Hinchliffe ..........................     30,000 (1)       6.3           35.42       December 8, 2013     668,032   1,692,791
                                                 2,500 (2)       0.5           32.86         May 17, 2014        51,646     130,870
S. Arieh Zak ..............................      2,500 (2)       0.5           32.86         May 17, 2014        51,646     130,870
Henry Scaramelli ..........................      7,500 (3)       1.6           32.77      September 22, 2013    154,489     391,476
                                                 2,500 (2)       0.5           32.86         May 17, 2014        51,646     130,870
Murray Pitkowsky ..........................      2,500 (2)       0.5           32.86         May 17, 2014        51,646     130,870

---------------
(1) The option becomes exercisable in four equal annual installments beginning on December 9, 2004. However, prior to December 9, 2008, the portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $40.50. After December 9, 2008, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.
(2) The option becomes fully exercisable on May 18, 2005.
(3) The option becomes exercisable in four equal annual installments beginning on September 23, 2004. However, prior to September 23, 2008, the portion of the option is exercisable only if the average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System on the trading day immediately preceding the exercise date is equal to or greater than $38.00. After September 23, 2008, the option is fully exercisable, without regard to the price of the Corporation's Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

   The following table sets forth for each Named Executive certain information about stock options exercised during fiscal year 2004 and unexercised stock options held at the end of fiscal year 2004. The value realized upon exercise of an option is the difference between the exercise price of the option and the fair market value of the Corporation's Common Stock (average of the high and low sale prices of the Corporation's Common Stock as quoted on The Nasdaq National Market System) on the exercise date multiplied by the number of stock options exercised. The value of an unexercised in-the-money option at the end of fiscal year 2004 is the difference between its exercise price and the fair market value of the Corporation's Common Stock on June 30, 2004. The value of unexercised in-the-money options, unlike the amounts set forth in the column "Value Realized," has not been, and may never be, realized. Such options have not been, and may never be, exercised. The actual gain, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. An option is "in-the-money" if the fair market value of the Corporation's Common Stock exceeds the exercise price of the option. An option is "exercisable" if it has vested and the threshold price is above the fair market value as of June 30, 2004.


                                             SHARES                  NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                                            ACQUIRED       VALUE      UNEXERCISED OPTIONS AT FISCAL       MONEY OPTIONS AT FISCAL
                                          ON EXERCISE    REALIZED       YEAR END(#) EXERCISABLE/         YEAR END($) EXERCISABLE/
NAME                                          (#)           ($)               UNEXERCISABLE                    UNEXERCISABLE
----                                      -----------    --------    -------------------------------   ----------------------------
Lawrence Saper ........................         --             --           250,000 / 250,000              2,851,250 / 2,851,250
Peter Hinchliffe ......................         --             --             15,000 / 62,500                  166,750 / 494,750
S. Arieh Zak ..........................      9,500        179,268             34,125 / 29,875                  554,720 / 148,654
Henry Scaramelli ......................         --             --              5,725 / 23,975                   81,460 / 144,531
Murray Pitkowsky ......................      7,500         70,103             10,625 / 31,875                  123,523 / 154,730

PENSION PLAN AND SUPPLEMENTAL BENEFIT PLANS

 Pension Plan

   The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 40 years of service under the plan, Mr. Hinchliffe with 2 years, Mr. Zak with 12 years, Mr. Scaramelli with 14 years and Mr. Pitkowsky with 18 years. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The table below illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

 Pension Plan Table


                                                                                                YEARS OF SERVICE
                                                                             ------------------------------------------------------
FINAL AVERAGE COMPENSATION                                                      15         20          25          30         35
--------------------------                                                   --------   --------    --------    --------   --------
$125,000.................................................................    $ 28,125   $ 37,500    $ 46,875    $ 56,250   $ 65,625
 150,000.................................................................      33,750     45,000      56,250      67,500     78,750
 175,000.................................................................      39,375     52,500      65,625      78,750     91,875
 200,000.................................................................      45,000     60,000      75,000      90,000    105,000
 225,000.................................................................      50,625     67,500      84,375     101,250    118,125
 250,000.................................................................      56,250     75,000      93,750     112,500    131,250
 300,000.................................................................      67,500     90,000     112,500     135,000    157,500
 400,000.................................................................      90,000    120,000     150,000     180,000    210,000
 450,000.................................................................     101,250    135,000     168,750     202,500    236,250
 500,000.................................................................     112,500    150,000     187,500     225,000    262,500


 Supplemental Benefit Plans

   The Corporation also maintains certain plans which provide for supplemental retiree medical benefits to Mr. Saper and his wife and supplemental pension benefits for Mr. Saper and Mr. Pitkowsky (the "Supplemental Benefits Plans"). The retiree medical benefits plan will provide certain lifetime medical benefits to Mr. Saper and his wife upon the termination of Mr. Saper's employment with the Corporation. The supplemental pension benefits plan for Mr. Saper provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, less the benefit payable under the Datascope Corp. Pension Plan. The supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper's retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 2004, the estimated annual benefit payable to Mr. Saper under his supplemental pension benefits plan approximates $2,012,800. Under the terms of Mr. Saper's Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement.

   The Supplemental Benefits Plan in effect in fiscal 2004 for Mr. Saper also provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family (the "Trust"). The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the Trust. Benefits under the Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation maintains key-man life insurance intended to recover a portion of the net after-tax cost of the benefits upon Mr. Saper's death.

   The Sarbanes-Oxley Act of 2002 ("SOA") prohibits the making of personal loans by corporations to directors or executive officers, and it is possible that the portion of the premium payable by the Corporation under the split-dollar agreement may be characterized as a personal loan to Mr. Saper. Subsequent to the enactment of SOA, the Corporation ceased making payments on its portion of the premiums under the split dollar agreement. Also, recently adopted Treasury regulations increase the amount of payments by a corporation under split-dollar programs which are imputed as income of the executive participating in the program, and therefore reimbursement to Mr. Saper for such additional income by the Corporation will substantially increase the Corporation's cost of maintaining the program. In light of these two developments, the Corporation intends to replace the split-dollar program with a life insurance policy which would provide comparable benefits to Mr. Saper at a comparable overall cost to the Corporation. The Corporation is also considering modifying the supplemental pension benefits to provide for survivorship benefits for the benefit of Mr. Saper's family, without materially increasing the overall cost to the Corporation under the pension benefits plan.

   Under the terms of the supplemental pension benefits plan maintained for Mr. Pitkowsky, he is entitled to receive upon retirement a total annual benefit, which is the greater of (a) $120,000 and (b) an enhanced benefit, which is payable for life, based on a joint and survivor basis. At June 30, 2004, the estimated annual enhanced supplemental pension benefit approximates $148,600, and is actuarially increased to Mr. Pitkowsky's actual retirement date.

COMPENSATION OF DIRECTORS AND OTHER MATTERS

   The annual retainer for each director of the Corporation (except Mr. Saper and Mr. Altschiller) is $24,000, which is payable in shares of Common Stock pursuant to the Datascope Corp. Non-Employee Director Compensation Plan (the "Non-Employee Director Plan"). Payment of the annual retainer will generally occur at the beginning of the next succeeding calendar year. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal and state income tax liability) and the balance in Common Stock of the Corporation. In addition, pursuant to the Non-Employee Director Plan, each director of the Corporation (except Mr. Saper and Mr. Altschiller) receives on January 1 of each year a grant of options to purchase 5,000 shares of Common Stock (plus, on January 1, 2003, a grant of options to purchase 2,500 shares of Common Stock in addition to the annual grant of options to purchase 5,000 shares of Common Stock). These options are generally immediately exercisable and have an exercise price equal to the average of the closing price of Common Stock as quoted on The Nasdaq National Market System on the last ten trading days of the calendar year prior to the date of grant. In connection with the issuance of shares of Common Stock under the Non-Employee Director Plan, the Corporation has reserved 131,143 shares of Common Stock for issuance at October 1, 2004.

   In addition to the annual retainer described above, the chairman of the Audit Committee receives an annual retainer of $7,500, each chairman of the Compensation Committee and the Nominating Committee receives an annual retainer of $5,000 and each member (other than the chairman) of the Audit Committee, Compensation Committee and Nominating Committee receives an annual retainer of $3,000. Each director of the Corporation (except Mr. Saper and Mr. Altschiller) also receives a fee of $1,500 for each meeting of the Board of Directors, $1,000 for each committee meeting which such director attends in person and $500 for each telephonic committee meeting.

   From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the Corporation will then be allowed a deduction from income, equal to the excess of (a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

   Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Stock Option Plan and the 1995 Stock Option Plan and with respect to certain director options which have been approved by the shareholders of the Corporation are exempt from the short-swing trading liability provisions of Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 of the Exchange Act. The 1981 Stock Option Plan and the 1995 Stock Option Plan do not cover grants to directors who are not employees or officers of the Corporation.

   Mr. Altschiller has been engaged as a consultant to the Corporation since September 1998, providing advice and counsel in the area of advertising. In consideration for these services, the Corporation paid Mr. Altschiller a consulting fee of $200,000 during fiscal year 2004. In addition, Mr. Altschiller was paid a discretionary bonus of $20,000 in October 2004 for fiscal year 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

   The Corporation has entered into an employment agreement with Mr. Saper, dated as of July 1, 1996 (as amended, the "Saper Employment Agreement"). The Saper Employment Agreement is for a term of five years with automatic daily one-day extensions of the term unless either party gives notice of intent not to continue to extend the term. The Saper Employment Agreement provides for an annual base salary and increases to the base salary as determined by the Board of Directors or the Compensation Committee. On September 22, 1999, the Compensation Committee determined to increase Mr. Saper's annual base salary to $1,000,000. Pursuant to the terms of the Saper Employment Agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the Saper Employment Agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives. See "Report of the Compensation Committee on Executive Compensation." Mr. Saper is also entitled to certain retirement benefits. See "Pension Plan and Supplemental Benefit Plans." Under the Saper Employment Agreement, on March 13, 2002 the Corporation advanced to Mr. Saper $260,000 for payment of a membership deposit to a golf club. Mr. Saper will repay such amount upon the termination of Mr. Saper's membership in the golf club or, if earlier, upon the termination of Mr. Saper's employment with the Corporation. Mr. Saper may terminate the Saper Employment Agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes in control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to the weighted average of his compensation (including base salary and bonus compensation) for the previous three years multiplied by the number of years remaining in his term of employment.

   The Corporation has entered into change in control agreements with various members of its management, including the Named Executives. Under these agreements, in the event of a change in control of the Corporation, the Named Executives would be entitled to a lump sum payment equal to 2.99 times their annual base salary then in effect plus bonus.


                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION


   The Compensation Committee establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

COMPENSATION PHILOSOPHY AND OBJECTIVES OF THE CORPORATION

   The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Stock Option Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to other corporations in the Corporation's industry.

   The Datascope Corp. 2004 Management Incentive Plan, approved by the shareholders in December 2003 (the "2004 Management Incentive Plan"), allows for bonus payments to eligible executives based on attainment of overall corporate and division financial thresholds and targets and certain subjective criteria; in the case of Mr. Saper, the thresholds and targets are limited to objective financial criteria. The thresholds and targets are established within the first 25% of the measurement period by the Corporation's Board of Directors. Bonuses are granted to participants if the thresholds are achieved, and the size of the executive's bonus increases with the level of achievement up to a certain maximum level of bonus. However, the Compensation Committee has the discretion to (i) decrease or eliminate the award payable to any executive who is covered by Section 162(m) of the Code (such as Mr. Saper) (each a "Covered Employee"), or (ii) increase, decrease or eliminate the award payable to any other executive, to reflect the individual performance and contribution of, and other factors relating to, such executive.

   The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. Saper's compensation for fiscal year 2004 was determined pursuant to the employment agreement, dated as of July 1, 1996. The overall compensation included in the employment agreement paid to Mr. Saper was determined in a manner the Compensation Committee believes is reflective of the Corporation's operating results, the growth in the Corporation's business and the value of the Corporation's equity. Under the 2004 Management Incentive Plan, Mr.
Saper's total bonus compensation was $500,000 for fiscal year 2004.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 2004 Management Incentive Plan was approved by shareholders and contains the provisions necessary so that amounts payable to Mr. Saper (and other Covered Employees) under the 2004 Management Incentive Plan will not be subject to the deduction limitations of Section 162(m) of the Code.

                         COMPENSATION COMMITTEE

                         Alan B. Abramson
                         Arno Nash

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.


                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee is comprised of George Heller, Robert Klatell and James
J. Loughlin. Each of the members of the audit committee is "independent" as defined under applicable National Association of Securities Dealers, Inc.'s listing standards and is financially literate as that qualification is interpreted by the Board of Directors. In addition, at least one member of the Audit Committee has accounting or related financial management experience, as the Board of Directors interprets that qualification. The Board of Directors has adopted a written charter with respect to the Audit Committee's roles and responsibilities.

   The Audit Committee's primary duties and responsibilities are to (1) monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) monitor the independence and performance of the Corporation's independent registered public accountants and (3) provide an avenue of communication among the independent registered public accountants, management, and the Board of Directors.

   In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Corporation's audited financial statements with its management and Deloitte & Touche LLP, its independent registered public accountants. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). This included a discussion of the independent registered public accountants' judgments as to the quality, not just the acceptability, of the Corporation's accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee) and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the audited financial statements to be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 for filing with the Securities and Exchange Commission.

                         AUDIT COMMITTEE

                         George Heller
                         Robert Klatell
                         James J. Loughlin


                FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT
                         REGISTERED PUBLIC ACCOUNTANTS


   For the fiscal years ended June 30, 2004 and 2003, Deloitte & Touche LLP, the Corporation's independent registered public accountants, billed the approximate fees set forth below:

                                                               2004       2003
                                                             --------   --------
   Audit Fees (1)........................................    $710,300   $646,200
   Audit-Related Fees....................................          --         --
   Tax Fees (2)..........................................      80,800     43,900
   All Other Fees........................................          --         --

---------------
(1) Audit Fees consist of fees for the audit of the annual financial statements, review of the quarterly financial statements, statutory and regulatory audits of various subsidiaries outside the United States, audit services related to management's documentation of internal control as required by the Sarbanes-Oxley Act of 2002, Section 404, and other services related to Securities and Exchange Commission matters.
(2) Tax Fees include tax services for miscellaneous tax consultations and planning, reviews of U.S. consolidated federal corporate income tax returns and foreign tax returns in certain European countries.

   The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent registered public accountants' independence.

AUDIT COMMITTEE PRE-APPROVAL POLICES AND PROCEDURES

   The Audit Committee has policies and procedures that require the pre-approval of all audit and non-audit services provided by the independent registered public accountants. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services and the related fees to be rendered by the independent registered public accountants during the year. If any additional services become necessary during the year, such services and the related fees are also approved by the Audit Committee in advance of the provision of such services.

PERFORMANCE GRAPH

   The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Equipment Index for the five year period commencing July 1, 1999 and each subsequent June 30 through June 30, 2004. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1999 and that all dividends were reinvested.



                                                                                              S & P HEALTH
                      Measurement Period                                  S & P 500          CARE EQUIPMENT
                     (Fiscal Year Covered)        DATASCOPE CORP.           INDEX                 INDEX
                 ------------------------------ --------------------- ------------------- ---------------------
                             1999                      100.00               100.00               100.00
                 ------------------------------ --------------------- ------------------- ---------------------
                             2000                      112.41               107.25               108.75
                 ------------------------------ --------------------- ------------------- ---------------------
                             2001                      144.67               91.34                107.82
                 ------------------------------ --------------------- ------------------- ---------------------
                             2002                      87.28                74.91                105.44
                 ------------------------------ --------------------- ------------------- ---------------------
                             2003                      92.38                75.10                122.85
                 ------------------------------ --------------------- ------------------- ---------------------
                             2004                      127.65               89.45                159.84
                 ------------------------------ --------------------- ------------------- ---------------------

   ITEM 2. APPROVAL OF AMENDMENT TO THE DATASCOPE CORP. AMENDED AND RESTATED STOCK OPTION PLAN


   The Board of Directors has approved a proposal to amend the Datascope Corp. Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan"). The amendment extends the expiration date of the 1995 Stock Option Plan to December 7, 2010 from the current expiration date of September 17, 2005. The Board of Directors decided to extend the expiration date of the 1995 Stock Option Plan so that the Corporation's ability to issue stock options to its employees continues without interruption. The Board of Directors and Compensation Committee are also currently considering the effects of proposed changes to the accounting treatment of stock options. Depending on the requirements of any new rules, the Board of Directors may propose further amendments to the 1995 Stock Option Plan or may propose the adoption of a new equity incentive plan for the Corporation's employees.

 Stock Option Plan

   The following is a summary of the material provisions of the Amended and Restated 1995 Stock Option Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by, the complete text of the Amended and Restated 1995 Stock Option Plan, as proposed to be amended, as set forth in Annex B to this Proxy Statement and incorporated herein by reference.

   General Information. The Amended and Restated 1995 Stock Option Plan provides for the issuance of Options to purchase up to 4,150,000 shares of Common Stock. Each Option may be either an Incentive Stock Option ("ISO") as defined in Section 422 of the Code or a Non-Qualified Stock Option ("NQSO"). The Amended and Restated 1995 Stock Option Plan is designed to aid the Corporation and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Corporation, thereby stimulating in such individual an increased desire to render greater services which will contribute to the continued growth and success of the Corporation and its subsidiaries. Officers and key employees (approximately 430 persons) are currently eligible for grants of Options under the Amended and Restated 1995 Stock Option Plan. Any one participant may be granted Options to purchase a maximum of 500,000 shares of Common Stock in any one year (subject to adjustment as described below). Generally, any Option granted under the Amended and Restated 1995 Stock Option Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Amended and Restated 1995 Stock Option Plan provided, however, that in the case of a cancellation or termination of an Option in the same fiscal year that such Option was granted (or for purposes of determining the maximum number of Options which may be granted to a participant under the Plan, the cancellation or termination of an Option at any time), both the canceled Option and the newly granted Option shall be counted in determining whether the participant has received the maximum number of Options permitted to be issued to any one participant under the Plan.

   Term. The Amended and Restated 1995 Stock Option Plan will terminate on December 7, 2010, unless the Board of Directors, in its sole discretion, terminates the Amended and Restated 1995 Stock Option Plan prior to that date.

   Outstanding Options Subject to the Plan. As of October 1, 2004, Options granted to purchase an aggregate of 2,479,029 shares of Common Stock (with per share exercise prices ranging from $16.50 to $41.575 and expiration dates ranging from September 18, 2005 to September 13, 2014) were outstanding under the 1995 Stock Option Plan. On October 1, 2004, the closing price of the Common Stock was $37.35 per share.

   Plan Administration. The Compensation Committee or other duly designated committee of the Board shall administer the Amended and Restated 1995 Stock Option Plan. The Compensation Committee has the full authority to interpret the Amended and Restated 1995 Stock Option Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom Options may be granted under the Amended and Restated 1995 Stock Option Plan, to select from among the eligible individuals those to whom Options are to be granted, to determine the terms and provisions of the respective Option agreements, and to make all other determinations necessary or advisable for the administration of the Amended and Restated 1995 Stock Option Plan. Members of the Compensation Committee are not eligible to receive Options under the Amended and Restated 1995 Stock Option Plan; each member of the Compensation Committee is both a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined for the purposes of Section 162(m) of the Code.

   The Stock Option Plan may be wholly or partially amended or otherwise modified, or suspended at any time or from time to time by the Compensation Committee, with the approval of the Board of Directors. However, the following amendments can only be adopted subject to approval of the shareholders of the
Corporation: any amendment which (i) increases the number of Shares that may be the subject of Options granted under the Amended and Restated 1995 Stock Option Plan, (ii) expands that class of individuals eligible to receive Options under the Amended and Restated 1995 Stock Option Plan, (iii) increases the period during which Options may be granted or the permissible term of Options under the Amended and Restated 1995 Stock Option Plan, (iv) decreases the minimum exercise price of such Options, or (v) would require the approval of Shareholders in order for options granted under the Amended and Restated 1995 Stock Option Plan to satisfy the requirements for performance-based compensation for purposes of Section 162(m) (4) (C) of the Code (or successor provisions).

   Neither the amendment, suspension nor termination of the Amended and Restated 1995 Stock Option Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

   Options Issued Under The Amended and Restated 1995 Stock Option Plan. The terms of specific Options are determined by the Compensation Committee. The per share exercise price of the Common Stock subject to Options shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of ISOs granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. Each Option will be exercisable during the period or periods specified by the Compensation Committee, and set forth in an option agreement, which period or periods shall not exceed 10 years from the date of grant, or five years, in the case of ISOs granted to a 10% Shareholder. The aggregate fair market value, determined as of the date of grant, of the Common Stock subject to ISOs which may first become exercisable by an individual (under the Amended and Restated 1995 Stock Option Plan or any other plan of any parent or subsidiary of the Corporation) in any calendar year shall not exceed $100,000.

   The Amended and Restated 1995 Stock Option Plan provides that the Compensation Committee shall make adjustments with respect to the unexercised portion of any Option to prevent the inequitable dilution or enlargement of the rights of any holder of an Option. In the event of a merger or consolidation where the Corporation is not the surviving corporation, and the agreements governing such transaction do not provide for the substitution of new options in lieu of Options, the holder of any Option granted under the Amended and Restated 1995 Stock Option Plan will have the right, not less than five days prior to the record date for the determination of Shareholders entitled to participate in such merger or consolidation, to exercise the total unexercised portion of his or her Option without regard to any installment provisions of such Option, provided that all conditions precedent to the exercise of such Option, other than the passage of time, have been satisfied.

   Upon the exercise of an Option, the holder of such Option shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The Amended and Restated 1995 Stock Option Plan allows the participant to pay the exercise price in cash or previously owned shares of Common Stock (which have been held by the option holder for at least six months prior to the date the shares are surrendered for payment), or a combination thereof. The Amended and Restated 1995 Stock Option Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

   Should any employee terminate, either voluntarily or involuntarily, his or her employment at the Corporation or any of its subsidiaries, while holding any outstanding Options granted under the Amended and Restated 1995 Stock Option Plan, such Options will terminate on the date of such termination of employment, regardless of the term of the Option. However, if the termination of employment is due to retirement, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within three months of such termination of employment. In addition, if the termination of employment is due to either death or disability of the holder, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within one year of such termination of employment.

 Federal Income Tax Consequences

   Set forth below is a description of the federal income tax consequences under the Code of the grant and exercise of options awarded under the Amended and Restated 1995 Stock Option Plan. This description does not purport to be a complete description of the federal income tax aspects of the Amended and Restated 1995 Stock Option Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive Options.

   There will be no federal income tax consequences to employees or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee generally will have taxable ordinary income, subject to withholding, equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction for its taxable year in which the employee includes the income, and in an amount equal to the amount of income recognized by the employee provided the Corporation complies with applicable withholding and/or reporting rules. Any ordinary income realized by an employee upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired.

   With respect to ISOs, no compensation income is recognized by an employee, and no deduction is available to the Corporation upon either the grant or exercise of an ISO, provided that, with respect to the exercise of an ISO, (i) the optionee does not dispose of the shares of Common Stock acquired upon such exercise (x) within two years after the date on which the ISO is granted or
(y) within one year after the date on which such shares are transferred to him, and (ii) the optionee is an employee of the Corporation at all times during the period which begins on the date on which the ISO is granted, and which ends three months before the date of exercise. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the date of the exercise of the ISO will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs for the foregoing 2-year and 1-year periods, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. Thus, the net federal income tax effects on the holder of ISOs generally is to defer, until the shares are sold, taxation (other than for alternative minimum tax purposes) of any increase in the value of the Common Stock from the time of exercise to the time of sale, and to treat such gain as capital gain. If the optionee sells the shares prior to the expiration of either holding period set forth above (a "disqualified disposition"), the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of the exercise of the ISO. The Corporation will be entitled to take a deduction equal to the amount of the ordinary income which the optionee realizes. The ordinary income is taken into account by the optionee, and the deduction may be taken by the corporation, in the year of the disposition. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the amount realized on the sale is less than the optionee's adjusted basis the compensation income required to be recognized thereby, and the corresponding deduction allowed to the Corporation, would be limited to the excess, if any, of the amount realized on the sale over the exercise price.

   An employee who surrenders shares of Common Stock in payment of the exercise price of an Option will not recognize gain or loss on his or her surrender of such shares, but, in the case of an NQSO, will recognize ordinary income, as compensation, on the exercise of an NQSO as described below. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal, in general, to their fair market value on the date of exercise in the case of an NQSO, and zero in the case of an ISO, and the capital gains holding period will begin on the date of exercise. The use by an employee of shares of Common Stock previously acquired pursuant to the exercise of an ISO will be treated as a taxable disposition if the transferred shares have not been held by the employee for the requisite holding periods described above.

   If the Corporation delivers cash, in lieu of fractional shares, the employee will recognize ordinary income equal to the amount of cash paid. An amount equal to any such ordinary income will be deductible by the Corporation.

   Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event (except in the case of a disqualified disposition), this provision generally does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted under a plan approved by shareholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant may be considered performance-based compensation under Section 162(m) of the Code, if certain requirements are met. It is intended that options (other than ISOs) granted under the Amended and Restated 1995 Stock Option Plan will meet such requirements and, accordingly, any compensation income realized by employees with respect to the Amended and Restated 1995 Stock Option Plan will not be subject to the deduction limitation of Section 162(m).

   The Amended and Restated 1995 Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

 Restrictions on Resale

   Registration Under the Securities Act. The Corporation may register the shares of Common Stock underlying the Options on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed reoffer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to an Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and the other requirements of that rule.

   Exemption from Section 16(b) of the Exchange Act. The Amended and Restated 1995 Stock Option Plan meets the requirements of Rule 16b-3 of the Exchange Act, which exempts the acquisition of certain options under the Amended and Restated 1995 Stock Option Plan from the operation of Section 16(b) under the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

   The following table provides information as of June 30, 2004 about our Common Stock that may be issued under our existing equity compensation plans upon the exercise of stock options or otherwise.


                                                                 NUMBER OF                                   NUMBER OF SECURITIES
                                                             SECURITIES TO BE                              REMAINING AVAILABLE FOR
                                                           ISSUED UPON EXERCISE      WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                                              OF OUTSTANDING        EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                                             OPTIONS, WARRANTS     OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                                                   AND RIGHTS         WARRANTS AND RIGHTS     REFLECTED IN COLUMN(A))
-------------                                              --------------------    --------------------   -------------------------
                                                                    (A)                    (B)                       (C)
Equity compensation plans approved by security holders.          2,607,657                $31.46                   580,591
Equity compensation plans not approved by security
  holders..............................................            106,700 (1)            $22.02                        --
                                                                 ---------                ------                   -------
Total..................................................          2,714,357                $31.08                   580,591

---------------
(1) Includes grants of options to consultants to purchase up to 76,700 shares of our Common Stock. These options have terms ranging from 5 to 10 years, with exercise prices ranging from $18.25 to $39.45. Some of these options vest over time or upon the occurrence of specified events.

BOARD RECOMMENDATION

   The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the amendment to the 1995 Stock Option Plan so that the Corporation can continue to attract and retain qualified employees and encourage the employees to exert their best efforts on behalf of the Corporation. Approval of the amendment to the 1995 Stock Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, the Board of Directors recommends that you vote FOR the amendment to the 1995 Stock Option Plan.


                                 OTHER BUSINESS


   The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting of Shareholders. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                             SHAREHOLDER PROPOSALS

   Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's 2005 Proxy Statement and form of proxy on or prior to July 10, 2005.


                    ANNUAL REPORTS AND FINANCIAL STATEMENTS


   The Annual Report to Shareholders of the Corporation for the fiscal year ended June 30, 2004 (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement.

   Upon the written request of any shareholder of the Corporation, management will provide, free of charge, a copy of the Annual Report, including the financial statements and schedules thereto. Requests should be mailed to:
Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645, Attention:
Secretary.

          RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


   The Corporation's financial statements for the years ended June 30, 2004 and 2003 have been examined by the firm of Deloitte & Touche LLP, independent registered public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

   The Board of Directors intends to review the appointment of the independent registered public accountants at a meeting subsequent to the Annual Meeting of Shareholders.


                              COST OF SOLICITATION

   The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $9,000 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

   It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                         By Order of the Board of Directors,

                         MURRAY PITKOWSKY
                         Secretary

Dated: October 28, 2004

                                                                        ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                               OF DATASCOPE CORP.

I. AUDIT COMMITTEE PURPOSE

   The Audit Committee of the Board of Directors of Datascope Corp. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

   o Monitor the quality and integrity of the audits of the Company's financial statements;

   o Monitor the financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance;

   o Monitor the independence, qualification and performance of the Company's independent registered public accountants; and

   o Provide an avenue of communications between the independent registered public accountants, management, and the Board of Directors.

   The Audit Committee shall fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter. However, the Audit Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and condition or the independent registered public accountants of their responsibilities relating to the audit and review of financial statements.

   The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent registered public accountants as well as anyone in the organization. The Audit Committee has the authority to retain legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee shall determine the appropriate funding to be provided by the Company for payment of (i) compensation to the independent registered public accountants for the purpose of rendering or issuing an audit report, (ii) compensation to any advisers employed by the Audit Committee and (iii) ordinary expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.   AUDIT COMMITTEE MEMBERSHIP COMPOSITION AND MEETINGS

 Appointment

   Audit Committee members shall be appointed by the Board of Directors. The chairperson of the Audit Committee shall be designated by a vote of the Board of Directors. If an Audit Committee Chair is not designated, the members of the Audit Committee may select a chairperson by majority vote of the Audit Committee members.

 Term

   Each of the directors serving on the Audit Committee shall serve until his or her successor has been duly elected and qualified or his or her death, resignation or removal, if earlier.

 Qualifications

   Audit Committee members shall meet the requirements of the Securities and Exchange Commission (the "SEC"), the Nasdaq Stock Market, Inc. or such other exchange on which the Company's securities are listed (the "Exchange") and the Sarbanes-Oxley Act of 2002.

   The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom, subject to the following paragraph, shall be "independent" under the rules of the Exchange and the Sarbanes Oxley Act of 2002, and the rules promulgated thereunder.

   One director who is not "independent" under the rules of the Exchange, may be appointed to the Audit Committee, if the Board of Directors, under certain exceptional and limited circumstances and pursuant to the requirements of the Exchange, determines that membership on the committee by the individual is in the best interests of the Company and its shareholders. A member appointed under this exception may not serve longer than two years and may not be the Audit Committee Chair.

   All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company's balance sheet, statement of earnings and statement of cash flows. The Audit Committee shall have at least one member, a "financial expert," who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member's financial sophistication. A member of the Audit Committee shall qualify as a financial expert if such member has experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

 Operations

   The Audit Committee shall meet once every fiscal quarter, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. If the Audit Committee Chair is not present for the meeting, the members of the Audit Committee may designate a Chair for the meeting by majority vote. The Audit Committee should consult privately with management, the independent registered public accountants and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

   The Audit Committee shall maintain minutes of meetings and periodically report its actions to the Board of Directors. Audit Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous written consent.

III.  AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

 Financial Reporting

   1. Review the Company's annual audited financial statements and related footnotes including disclosures made in the Management's Discussion and Analysis of Financial Condition and Results of Operations, and report to the Board of Directors as to whether it recommends that the audited financial statements should be included in the Company's Form 10-K. The review should include separate discussions with management and with the independent registered public accountants of significant issues and disagreements (if any) regarding accounting principles, practices and judgments, any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and the effect of using different accounting principles, practices and judgments. Also, the related earnings press release should be reviewed and discussed with management prior to dissemination.

   2. Review and discuss with management and with the independent registered public accountants the Company's quarterly financial statements and related press releases including disclosures made in the Management's Discussion and Analysis of Financial Condition and Results of Operations, prior to filing and dissemination.

   3. Obtain from the independent registered public accountants in connection with any audit a timely report relating to the Company's annual audited financial statements describing (i) all critical accounting policies and practices used, (ii) all alternative accounting practices and related disclosures discussed with management and the ramifications of using such alternative accounting practices and disclosures, (iii) the accounting practice preferred by the independent registered public accountants and (iv) any material written communications between the independent registered public accountants and management, such as any management letter or schedule of unadjusted differences.

   4. Discuss the results of the annual audit and quarterly reviews with the independent registered public accountants. Discuss certain matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards Nos. 61 and 90, including (i) the quality as well as acceptability of the accounting principles applied in the Company's financial statements or related disclosures, (ii) the selection of new, or changes to, the Company's accounting policies, (iii) significant estimates, judgments, uncertainties,
(iv) unusual transactions and (v) accounting policies relating to significant financial items.

   5. Annually review the independent registered public accountants' audit plan, discussing the scope, staffing, locations, reliance upon management and internal audit and general audit approach.

 Internal Controls and Compliance

   1. Review and discuss with management the effectiveness and adequacy of the Company's system of internal controls. Discuss the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to (i) record, process, summarize and report financial information or (ii) expose any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Meet periodically with the Director of Internal Audit of the Company in executive session at meetings of the Committee.

   2. In consultation with management and the independent registered public accountants, consider the effectiveness and integrity of the Company's financial reporting processes and disclosure controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent registered public accountants together with management's responses including the status of previous recommendations.

   3. Establish and maintain procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. A memo setting forth procedures shall be distributed to all employees of the Company on an annual basis, and more frequently if circumstances require.

   4. Review and approve all "related party transactions" of the Company, as defined by the rules of the Exchange and the SEC, including (i) transactions involving potential conflicts of interest with corporate officers and directors, (ii) transactions involving any immediate family members of any corporate officers and directors and (iii) any other related party transactions.

 Independent Registered Public Accountants

   1. Determine the appointment, compensation, retention of the independent registered public accountants and oversee their work. Resolve any disagreements between management and the independent registered public accountants regarding financial reporting.

   2. Review the independence and performance of the independent registered public accountants and annually recommend to the Board of Directors the appointment of the independent registered public accountants or approve any discharge of independent registered public accountants when circumstances warrant.

   3. Pre-approve or adopt appropriate procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accountants, as set forth in Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

   4. Obtain annually from the independent registered public accountants a formal written statement ("Auditors' Statement") delineating all relationships between the independent registered public accountants and the Company, consistent with Independence Standards Board Standard 1. The Audit Committee should review and discuss with the independent registered public accountants any relationships or services disclosed in the Auditors' Statement that could impact the quality of audit services or the objectivity and independence of the Company's independent registered public accountants.

   5. Advise management and the independent registered public accountants that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting.

   6. Consider the independent registered public accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

   7. Review the hiring policies for employees or former employees of the independent registered public accountants.

 Legal Compliance

   Discuss with the Company's counsel any significant legal, compliance or regulatory matters that could have a material effect on the Company's financial statements.

 Other Audit Committee Responsibilities

   1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and recommend any changes to the full Board of Directors. Publish the Charter at least every three years in accordance with SEC regulations.

   2. Annually prepare an audit committee report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

   3. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

   4. Annually perform a self-assessment of the Audit Committee's performance.

                                                                        ANNEX B

                                DATASCOPE CORP.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

   1. Purpose. The Amended and Restated 1995 Stock Option Plan (the "Plan") of Datascope Corp. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirements for classification as "Incentive Stock Options" as defined in Section 422, of the Internal Revenue Code of 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option").

   2. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 4,150,000 shares ("Shares") of Common Stock, par value $.01 per share, of the Company, subject to adjustment as provided in paragraph 9, all of which may be subject to Plan Incentive Stock Options. Any one participant may be granted Options to purchase a maximum of 500,000 Shares in any one year, subject to adjustment as provided in paragraph 9. Such Shares may be reserved or made available from the Company's authorized and unissued Shares and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, then the Shares subject to the option so exercised shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan; provided, however, that in the case of a cancellation or termination of an option in the same fiscal year that such option was granted (or for purposes of determining the maximum number of options which may be granted to a participant under the Plan, the cancellation or termination of an option at any time), both the canceled option and the newly granted option shall be counted in determining whether the participant has received the maximum number of options permitted to be issued to any one participant under the Plan.

   3. Administration of the Plan. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of three or more members of the Board, selected by the Board (the "Committee"). All of the members of the Committee shall be both "disinterested persons" as that term is described in Rule 16b-3 (c) (2) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" as that term is defined for purposes of Section 162(m) of the Code (or any successor provision).

   The Committee shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee, with approval by the Board, shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted under the Plan, (ii) expands that class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, (iv) decreases the minimum exercise price of such options, or (v) would require the approval of Shareholders in order for options granted under the Plan to satisfy the requirements for performance based compensation for purposes of Code Section 162(m) (4) (C) (or successor provision) shall only be adopted by the Committee subject to Board and shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his or her rights under any option. The date on which the Committee, adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made in such resolutions the Committee will be deemed to have specified that such option is intended to qualify as a Plan Incentive Stock Option; provided, further, however that in the event the Code's requirements for qualification as an Incentive Stock Option are inconsistent with the terms of an option that is specified, whether explicitly or implicitly, as intended to qualify as a Plan Incentive Stock Option, then such specification shall be deemed changed to the minimum extent necessary to be consistent with such requirements of the Code. The adoption of any such resolution by the majority of the members of the Committee shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.

   4. Eligibility. All officers and key employees of the Company or subsidiaries of the Company, as determined by the Committee, shall be eligible to receive options hereunder, provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who immediately at the time of the grant of such option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding Common Stock of the Company ("Ten Percent Shareholder"), unless the option granted to the Ten Percent Shareholder satisfies the additional conditions for options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a) hereof. For purposes of the Plan, a subsidiary shall mean any "subsidiary corporation" as defined in
Section 424(f) of the Code and, in addition, with respect to any option under the Plan that is not an Incentive Stock Option, any partnership of which the Company or any subsidiary of the Company is a general partner. From time to time the Committee shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

   5. Option, Price, Maximum Grant.

   (a) The exercise price for the Shares purchasable under options granted pursuant to the Plan shall not be less than 100%, or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Committee in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 9.

   (b) To the extent necessary for any Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to such options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted, shall not exceed $100,000.

   6. Term of Option.

   (a) Subject to the provisions of the Plan, the Committee shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative basis; provided, however, that no option granted hereunder shall be granted within ten (10) years of the earlier of the date on which this Plan is adopted or the date on which this Plan is approved by the shareholders. It is further provided that no option granted herein under shall be exercisable after the expiration of ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. Unless the resolution granting an option provides otherwise, each option granted hereunder shall, subject to the provisions of paragraph 8 hereof, be exercisable for a period of ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten
Percent Shareholder, five (5) years from the Date of Grant.

   (b) The grant of options by the Committee shall be effective as of the date on which the Committee shall authorize the option; provided, however, that no options granted hereunder shall be exercisable unless and until the holders shall enter into individual option agreements with the Company that shall set forth the terms and conditions of such options. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

   7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by
(i) such documentation, if any, as may be required by the Company as provided in subparagraph 10(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment; provided, however, that payment, whether in whole or in part, by surrendering certificates, may only be made if the optionee has held such shares for a period of at least 6 months prior to the date of surrender. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraph 10 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

   8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. If the termination of employment is due to retirement (as defined by the Committee in its sole discretion), the holder shall have the privilege of exercising any option that the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement. If the termination of employment is due to disability (to an extent and in a manner as shall be determined by the Committee in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment. Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder or to lay off or require a leave of absence of such option holder (with or without pay), at any time, with or without cause.

   8A. Election to Have Shares Withheld.

   (a) A holder may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the Date of Grant, except, however, such six (6) month condition shall not apply if the holder's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

   (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

   (c) Upon exercise of an option by a holder, the Company shall transfer the total number of Shares subject to the option to the holder on the date of exercise, provided, however, that pursuant to subparagraph (d) below, the holder will be unconditionally obligated to tender shares back to the Company.

   (d) If a holder has made a share withholding election pursuant to this
Section 8A, then such holder will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount.

   9. Adjustments Upon Changes in Capitalization.

   (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. No such adjustment shall be made that (i) with respect to a Plan Incentive Stock Option, would violate Code Section 422, or successor provision or (ii) would constitute a cancellation and reissuance of an option for purposes of Code Section 162(m) to the extent such reissuance would result in the grant of options in excess of the maximum number of options permitted to be granted to any participant under the Plan. Distributions to the Company's Shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to Shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Committee whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

   (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of Shareholders entitled to participate in such merger consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided, that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

   10. General Restrictions.

   (a) No option granted hereunder shall be exercisable if the Company shall, at any time in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such actions shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

   (b) The Committee may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

   11. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on December 7, 2010, and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

   The Plan shall be submitted to the Shareholders of the Company for approval in accordance with the applicable provisions of the Delaware General Corporation Law as promptly as practicable and in any event within one year after the date of the original adoption hereof by the Board. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained within such time period, the Plan and any options granted hereunder shall be terminated.

PROXY                                                              COMMON STOCK

                                 DATASCOPE CORP.
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF
      DIRECTORS OF THE CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS\
                                DECEMBER 7, 2004

The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at the JPMorganChase-Conference Center, 270 Park Avenue, 11th Floor, New York,
New York 10017-2070, on December 7, 2004 at 11:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before said meeting:


1. ELECTION OF DIRECTORS. Nominees: William L. Asmundson and James J. Loughlin (Mark only one of the following boxes.)

VOTE FOR all nominees listed above, |_|                      VOTE WITHHELD |_|
except vote withheld as to the following nominees (if        from all nominees.
any): _______________________________________

2. Proposal to Approve an Amendment to the Datascope Corp.
   Amended and Restated 1995 Stock Option Plan.
   |_| FOR       |_| AGAINST         |_| ABSTAIN

3. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

                       (Continue and sign on other side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE DATASCOPE CORP. AMENDED AND RESTATED 1995 STOCK OPTION PLAN.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 28, 2004.



                               Dated: __________________________________, 2004

                               _______________________________________________


                               _______________________________________________
                                             Signature of Shareholder(s)

                               (When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.) Please date and sign exactly as name appears above.

I plan |_|  I do not plan |_| to attend the Annual Meeting.